Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES FIRST QUARTER EARNINGS
SUNNYVALE, CALIF. April 18, 2017 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the global technology leader in robotic-assisted, minimally invasive surgery, today announced financial results for the quarter ended March 31, 2017.

Q1 Highlights

•	Worldwide da Vinci procedures grew nearly18% compared with the first quarter of 2016, driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company shipped 133 da Vinci Surgical Systems compared with 110 in the first quarter of 2016.

•	First quarter 2017 revenue of $674 million grew approximately 13% compared with $595 million for the first quarter of 2016.

•	First quarter 2017 GAAP net income was $180 million, or $4.67 per diluted share, compared with $136 million, or $3.54 per diluted share, for the first quarter of 2016.

•	First quarter 2017 non-GAAP* net income was $196 million, or $5.09 per diluted share, compared with $170 million, or $4.42 per diluted share, for the first quarter of 2016.

Q1 Financial Summary
Gross profits, income from operations, net income, and net income per share are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
First quarter 2017 revenue was $674 million, an increase of approximately 13% compared with $595 million in the first quarter of 2016. Higher first quarter revenue was driven by growth in recurring instrument, accessory, and service revenue, and higher systems revenue.
First quarter 2017 revenue excludes $23 million that was deferred in association with a customer trade-out program that the Company plans to offer to certain first quarter customers. Those customers will be offered the opportunity to trade products purchased in the first quarter of this year for products expected to be launched in the future.
First quarter 2017 instrument and accessory revenue increased by approximately 18% to $381 million, compared with $322 million for the first quarter of 2016, primarily driven by nearly18% growth in da Vinci procedure volume. First quarter 2017 service revenue increased by approximately 13% to $140 million, compared with $125 million for the first quarter of 2016.
First quarter 2017 systems revenue increased by approximately 4% to $153 million, compared with $148 million for the first quarter of 2016. Intuitive Surgical shipped 133 da Vinci Surgical Systems in the first quarter of 2017, compared with 110 in the first quarter of 2016. First quarter 2017 systems revenue reflects the trade-out program deferral.
First quarter 2017 income from operations increased to $192 million, compared with $179 million in the first quarter of 2016. First quarter 2017 non-GAAP* income from operations increased to $264 million, compared with $229 million in the first quarter of 2016.
First quarter 2017 GAAP net income was $180 million, or $4.67 per diluted share, compared with $136 million, or $3.54 per diluted share, for the first quarter of 2016. First quarter 2017 GAAP net income benefited from the adoption of a new accounting standard which required that $33 million, or $0.85 per share, of excess tax benefits related to employee share-based compensation awards be recorded as a component of income tax expense. First quarter 2017 results also included pre-tax litigation charges of approximately $21 million, or $0.39 per share net of income tax.

First quarter 2017 non-GAAP* net income was $196 million, or $5.09 per diluted share, compared with $170 million, or $4.42 per diluted share, for the first quarter of 2016. The aforementioned customer trade-out program, including the associated deferral of cost of sales and income tax effect, reduced GAAP and non-GAAP* net income per diluted share by approximately $0.28. Non-GAAP* net income excludes the excess tax benefits and the pre-tax litigation charges mentioned above, as well as share-based compensation expense and amortization of intangible assets.
Intuitive Surgical ended the first quarter of 2017 with $3.1 billion in cash, cash equivalents, and investments, a decrease of $1.7 billion during the quarter, primarily driven by the $2 billion used for accelerated share repurchases, partially offset by proceeds from cash generated from operations and employee stock option exercises.
Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “We are pleased with broad-based da Vinci procedure growth during the first quarter and are encouraged by trends in key global markets and our U.S. general surgery business. Consistent with our mission, we strive to make surgery more effective, less invasive and easier on surgeons, patients and their families by actively engaging hospitals and surgical teams.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PDT today to discuss the first quarter 2017 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical’s website at www.intuitivesurgical.com or by dialing (800) 230-1059 or (612) 234-9959.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq:ISRG), headquartered in Sunnyvale, California, is the global technology leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets robotic technologies designed to improve clinical outcomes and help patients return more quickly to active and productive lives. The Company's mission is to extend the benefits of minimally invasive surgery to the broadest possible base of patients. Intuitive Surgical - Taking surgery beyond the limits of the human hand™.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, and also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the planned customer trade-out program, products expected to be launched in the future and trends in key global markets and our U.S. general surgery business. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2016, as updated by our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as amortization of intangible assets and share-based compensation (“SBC”) expenses, and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding the amortization of intangible assets, expenses related to SBC, and litigation charges.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding the amortization of intangible assets, expenses related to SBC, and litigation charges.
Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding the amortization of intangible assets, expenses related to SBC, and litigation charges, net of the related tax effects; and the excess tax benefits or deficiencies associated with share-based compensation arrangements. The tax effects are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude amortization of intangible assets and SBC, which are recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP

EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Revenue:
Instruments and accessories	$380.8	$386.3	$322.1
Systems	153.2	235.9	147.9
Services	140.2	134.7	124.5
Total revenue	674.2	756.9	594.5
Cost of revenue:
Product	163.8	187.5	151.6
Service	44.3	42.2	37.9
Total cost of revenue	208.1	229.7	189.5
Gross profit	466.1	527.2	405.0
Operating expenses:
Selling, general and administrative	201.1	193.7	172.8
Research and development	73.5	69.1	53.2
Total operating expenses	274.6	262.8	226.0
Income from operations	191.5	264.4	179.0
Interest and other income, net	8.7	11.7	5.5
Income before taxes	200.2	276.1	184.5
Income tax expense (1)	20.4	72.1	48.1
Net income	$179.8	$204.0	$136.4
Net income per share:
Basic	$4.82	$5.26	$3.62
Diluted (2)	$4.67	$5.13	$3.54
Shares used in computing net income per share:
Basic	37.3	38.8	37.7
Diluted	38.5	39.8	38.5

(1) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements*	$32.6	$—	$—

(2) Diluted net income per share the effect of the following items:
Excess tax benefits related to share-based compensation arrangements*	$0.85	$—	$—
(*) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	March 31, 2017	December 31, 2016
Cash, cash equivalents and investments	$3,146.8	$4,837.9
Accounts receivable, net	412.9	430.2
Inventory	213.5	182.3
Property, plant and equipment, net	497.4	458.4
Goodwill	201.1	201.1
Deferred tax assets	119.6	150.9
Other assets	216.7	226.1
Total assets	$4,808.0	$6,486.9

Accounts payable and other accrued liabilities	$393.9	$459.2
Deferred revenue	286.6	249.9
Total liabilities	680.5	709.1
Stockholders’ equity	4,127.5	5,777.8
Total liabilities and stockholders’ equity	$4,808.0	$6,486.9

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
GAAP gross profit	$466.1	$527.2	$405.0
Share-based compensation expense	9.9	9.6	8.7
Amortization of intangible assets	1.7	1.7	2.2
Litigation charges	7.8	—	—
Non-GAAP gross profit	$485.5	$538.5	$415.9

GAAP income from operations	$191.5	$264.4	$179.0
Share-based compensation expense	47.4	45.6	42.8
Amortization of intangible assets	3.7	4.2	5.1
Litigation charges	21.3	5.5	2.2
Non-GAAP income from operations	$263.9	$319.7	$229.1

GAAP net income	$179.8	$204.0	$136.4
Share-based compensation expense	47.4	45.6	42.8
Amortization of intangible assets	3.7	4.2	5.1
Litigation charges	21.3	5.5	2.2
Tax adjustments - excess tax benefits (1)	(32.6)	—	—
Tax adjustments - other	(23.6)	(17.0)	(16.2)
Non-GAAP net income	$196.0	$242.3	$170.3

GAAP net income per share - diluted	$4.67	$5.13	$3.54
Share-based compensation expense	1.23	1.15	1.11
Amortization of intangible assets	0.10	0.11	0.13
Litigation charges	0.55	0.14	0.06
Tax adjustments - excess tax benefits (1)	(0.85)	—	—
Tax adjustments - other	(0.61)	(0.44)	(0.42)
Non-GAAP net income per share - diluted	$5.09	$6.09	$4.42
(1) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.